For Immediate Release

Meritor Announces Pricing of $275 Million of Senior Unsecured Notes

TROY, Mich. – May 28, 2013 – Meritor, Inc. (NYSE: MTOR) today announced the pricing of its senior unsecured notes in an aggregate principal amount of $275 million in an underwritten registered public offering (the “Notes”). The $275 million of notes will mature on June 15, 2021 and will bear interest at an annual rate of 6-3/4%. The offering is expected to close on May 31, 2013, subject to customary closing conditions.

Meritor intends to use the net proceeds from the offering to repurchase any and all of its 8-1/8% Notes due 2015 in its previously announced cash tender offer and consent solicitation and for general corporate purposes.

Citigroup, J.P. Morgan, BofA Merrill Lynch, RBS and UBS Investment Bank are acting as joint book-running managers for the offering.

This press release is not an offer to sell and is not soliciting an offer to buy any of the securities, nor shall there be any offer or sale of the securities in any jurisdiction where the offer or sale is not permitted. An effective shelf registration statement related to the Notes has previously been filed by Meritor with the Securities and Exchange Commission. The offering of securities is being made by means of a prospectus supplement and accompanying prospectus. Copies of the prospectus supplement and the accompanying prospectus can be obtained from:

Citigroup Global Markets Inc.
Citigroup, c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Attn: Prospectus Department
Telephone: 1-800-831-9146
Email: batprospectusdept@citi.com

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attn: Syndicate
Telephone: 1-800-245-8812

Merrill Lynch, Pierce, Fenner & Smith Incorporated
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Attn: Prospectus Department
Telephone: 1-800-294-1322

RBS Securities Inc.
600 Washington Boulevard
Stamford, Connecticut 06901
Attn: Debt Capital Markets Syndicate
Telephone: 1-866-884-2071

UBS Securities LLC
299 Park Avenue
New York, New York 10171
Attn: Prospectus Specialist
Telephone: 1-877-827-6444, ext. 561 3884

About Meritor, Inc.

Meritor, Inc. is a leading global supplier of drivetrain, mobility, braking and aftermarket solutions for commercial vehicle and industrial markets. With more than a 100-year legacy of providing innovative products that offer superior performance, efficiency and reliability, the company serves commercial truck, trailer, off-highway, defense, specialty and aftermarket customers in more than 70 countries. Meritor is based in Troy, Michigan, United States, and is made up of more than 9,000 diverse employees who apply their knowledge and skills in manufacturing facilities, engineering centers, joint ventures, distribution centers and global offices in 19 countries. Meritor’s common stock is traded on the New York Stock Exchange under the ticker symbol MTOR. For important information, visit the company's website at meritor.com.

Forward-Looking Statements

This press release contains statements relating to our future results (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to failure to receive the Brazilian regulatory approvals required to complete the sale of our ownership stake in Suspensys Sistemas Automotivos Ltda. or to otherwise successfully complete the sale of such ownership stake; failure to consummate our debt tender offer due to financing or other conditions; reduced production for certain military programs and our ability to secure new military programs as our primary military programs wind down by design in future years; reliance on major original equipment manufacturer (“OEM”) customers and possible negative outcomes from contract negotiations with our major customers, including failure to negotiate acceptable terms in contract renewal negotiations, and our ability to obtain new customers; the outcome of actual and potential product liability, warranty and recall claims; our ability to successfully manage rapidly changing volumes in the commercial truck markets and work with our customers to adjust their demands in view of rapid changes in production levels; global economic and market cycles and conditions; availability and sharply rising costs of raw materials, including steel, and our ability to manage or recover such costs; our ability to manage possible adverse effects on our European operations, or financing arrangements related thereto, in the event one or more countries exit the European monetary union; risks inherent in operating abroad (including foreign currency exchange rates, implications of foreign regulations relating to pensions and potential disruption of production and supply due to terrorist attacks or acts of aggression); rising costs of pension and other postretirement benefits; the ability to achieve the expected benefits of restructuring actions; the demand for commercial and specialty vehicles for which we supply products; whether our liquidity will be affected by declining vehicle productions in the future; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; labor relations of our company, our suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of our suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of our debt; our ability to continue to comply with covenants in our financing agreements; our ability to access capital markets; credit ratings of our debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; and possible changes in accounting rules; as well as other substantial costs, risks and uncertainties, including but not limited to those detailed herein and in our Annual Report on Form 10-K for the year ended September 30, 2012, as amended, and from time to time in our other filings with the SEC. See also the following portions of our Annual Report on Form 10-K for the year ended September 30, 2012, as amended: Item 1. Business, “Customers; Sales and Marketing”; “Competition”; “Raw Materials and Supplies”; “Employees”; “Environmental Matters”; “International Operations”; and “Seasonality; Cyclicality”; Item 1A. Risk Factors; Item 3. Legal Proceedings; and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations. These forward-looking statements are made only as of the respective dates on which they were made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

CONTACTS:

Media Inquiries
Robert Herta
(248) 435-1185
robert.herta@meritor.com

Investor Inquiries
Christy Daehnert
(248) 435-9426
christy.daehnert@meritor.com